Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

New Source Energy Partners L.P.

Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of New Source Energy Partners L.P. of the following:

•	our report dated June 4, 2014, relating to the financial statements of Rod’s Production Services, LLC for the years ended December 31, 2012 and 2011; and

•	our report dated May 24, 2012, relating to the financial statements of Erick Flowback Services, LLC for the year ended December 31, 2011.

/s/ Briggs & Veselka Co.

Houston, Texas

June 29, 2015